Exhibit 99.1

News Release

International Paper Reports Fourth-Quarter and 2013 Earnings

Solid Fourth-Quarter Results and Record Operating Earnings for 2013

EBITDA Growth Drives Strong Full Year Cash Flow

MEMPHIS, Tenn. – February 4, 2014 – International Paper (NYSE: IP) reported full-year 2013 net earnings attributable to common shareholders totaling $1.4 billion ($3.11 per share) compared with $794 million ($1.80 per share) in full-year 2012. In the fourth quarter of 2013, the company reported net earnings of $436 million ($0.98 per share) compared with $235 million ($0.53 per share) in the fourth quarter of 2012. Amounts in all periods include special items and non-operating pension expense.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Fourth Quarter 2013	Fourth Quarter 2012	Full Year 2013	Full Year 2012
Net Earnings	$0.98	$0.53	$3.11	$1.80
Less – Discontinued Operations Gain	(0.01)	(0.02)	(0.10)	(0.10)
Net Earnings from Continuing Operations	$0.97	$0.51	$3.01	$1.70
Add Back – Net Special Items (Income) Expense	(0.25)	0.11	(0.29)	0.69
Add Back – Non-Operating Pension Expense	0.11	0.07	0.44	0.26
Operating Earnings*	$0.83	$0.69	$3.16	$2.65

*	Operating Earnings is defined as net earnings from continuing operations (GAAP) excluding special items and non-operating pension expense.

Full-year 2013 Operating Earnings were $1.4 billion ($3.16 per share) compared with $1.2 billion ($2.65 per share) in 2012. Operating Earnings in the fourth quarter of 2013 totaled $367 million ($0.83 per share) compared with $305 million ($0.69 per share) in the fourth quarter of 2012.

Annual sales totaled $29.1 billion in 2013 compared with $27.8 billion in 2012. Quarterly net sales were $7.2 billion in the fourth quarter compared with $7.1 billion in the fourth quarter of 2012.

Full-year 2013 business segment operating profits were $1.8 billion compared with $2.0 billion in 2012. Business segment operating profits in the fourth quarter were $59 million compared with $528 million in 2012, both of which included special items.

“International Paper delivered record operating earnings and cash from operations in 2013, largely driven by margin expansion across key businesses,” said John Faraci, Chairman and Chief Executive Officer. “In 2014, our businesses are well positioned to achieve another meaningful increase in EBITDA and Free Cash Flow.”

SEGMENT INFORMATION

The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Fourth quarter 2013 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the fourth quarter of 2013 were $486 million ($473 million including special items) compared with $517 million ($499 million including special items) in the third quarter of 2013. Box sales volumes improved relative to the market, however two less shipping days for the quarter and seasonally lower demand led to lower volumes. Profits for the segment benefited from the complete realization of the 2013 containerboard price increase.

Printing Papers operating profits were $143 million (a loss of $47 million after special items) in the fourth quarter of 2013 versus $144 million ($93 million including special items) in the third quarter of 2013. North America experienced fixed cost penalties and lower sales volumes resulting from Courtland’s partial shutdown in the quarter, partly offset by lower maintenance outages and improved sales price/mix. Brazil’s results improved largely driven by higher volume and better mix from seasonally stronger demand. Europe was negatively impacted by higher outages, while India improved with stronger prices and volume, along with no maintenance outages in fourth quarter of 2013.

Consumer Packaging operating profits were $32 million ($30 million including special items) in the fourth quarter of 2013 compared with $73 million (before and after special items) in the third quarter of 2013. Significant planned maintenance outage expenses and lower volume more than offset the impact of improved pricing.

xpedx, the company’s North American distribution business, reported operating profits of $5 million (a loss of $397 million including special items) in the fourth quarter of 2013 as lower demand impacted results, compared with $19 million ($13 million including special items) in the third quarter of 2013.

International Paper recorded Ilim joint venture equity losses of $12 million in the fourth quarter of 2013, compared with equity earnings of $11 million in the third quarter of 2013.The company recognized an after-tax foreign exchange loss of $6 million in the fourth quarter of 2013 compared with an after-tax gain of $8 million in the third quarter of 2013 due to foreign exchange movement in the U.S. dollar versus the Russian ruble. The impact in both quarters was due to non-cash adjustments associated with the Ilim Group joint venture’s U.S. dollar denominated debt.

Corporate items net, for the 2013 fourth quarter were income of $6 million compared with expenses of $13 million in the third quarter of 2013.

Effective Tax Rate

The effective tax rate before special items for the fourth quarter of 2013 was 31 percent, compared with an effective tax rate before special items of 24 percent in the third quarter of 2013. The higher rate in the fourth quarter is primarily attributable to a one-time inclusion in the third quarter of a $30 million benefit related to the adjustment of the tax basis in certain of the Company’s fixed assets. The 2013 full year rate was 27 percent compared with 29 percent for the 2012 full year.

Effects of Special Items

Special items in the fourth quarter of 2013 included a net pre-tax loss of $79 million ($50 million after taxes) for restructuring and other charges, pre-tax charges of $12 million ($7 million after taxes) for integration costs related to the Temple-Inland acquisition and a pre-tax charge of $2 million ($1 million after taxes) for other items. Also included in special items is a pre-tax charge of $127 million ($119 million after a $5 million tax benefit and a gain of $3 million related to non-controlling interest) for the impairment of goodwill and a trade name intangible asset of the Company’s India Papers business and a pre-tax charge of $400 million ($366 million after taxes) for the impairment of goodwill of the Company’s xpedx business. In addition, a tax benefit of $651 million related to the closing of a U.S. federal income tax audit and a net tax benefit of $3 million for other tax items were recorded. Restructuring and other charges included a pre-tax charge of $67 million ($41 million after taxes) for costs associated with the announced closure of our Courtland, Alabama mill, pre-tax charges of $8 million ($5 million after taxes) for costs associated with the announced spin-off of our xpedx operations, and a net charge of $4 million (before and after taxes) for other items.

Special items in the third quarter of 2013 included a net pre-tax loss of $76 million ($47 million after taxes) for restructuring and other charges, pre-tax charges of $24 million ($15 million after taxes) for integration costs related to the Temple-Inland acquisition and a pre-tax charge of $1 million ($0 million after taxes) for other items. In addition, a tax benefit of $31 million related to the release of an income tax reserve was recorded. Restructuring and other charges included a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the announced closure of our Courtland, Alabama mill, pre-tax charges of $15 million ($9 million after taxes) for debt extinguishment costs, pre-tax charges of $6 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $11 million ($7 million after taxes) for costs associated with the announced spin-off of our xpedx operations, a pre-tax gain of $9 million ($6 million after taxes) related to the sale of the Bellevue, Washington box plant facility that was closed in 2010, and charges of $2 million (before and after taxes) for other items.

Special items in the fourth quarter of 2012 included pre-tax charges of $21 million ($14 million after taxes) for restructuring and other charges, pre-tax charges of $28 million ($19 million after taxes) for integration costs related to the Temple-Inland acquisition, and a gain of $3 million (before and after taxes) for other items. Also included are a net tax expense of $14 million related to internal restructurings and a tax expense of $5 million to adjust deferred tax assets related to post-retirement prescription drug coverage (Medicare Part D reimbursements). Restructuring and other charges included pre-tax charges of $9 million ($6 million after taxes) for debt extinguishment costs, pre-tax charges of $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, and pre-tax charges of $5 million ($4 million after taxes) for other items.

Discontinued Operations

Discontinued operations in the fourth quarter and third quarter of 2013, along with and the fourth quarter of 2012, included the write-off of capital investments and costs associated with the divestiture of the Temple-Inland Building Products business. The operating earnings from Building Products are also included in the third quarter of 2013, for the period prior to the date of sale on July 19, 2013, and the fourth quarter of 2012.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. ET / 8:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties in the U.S. who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper fourth quarter earnings call. The conference ID number is 31060455. Participants should call in no later than 8:45 a.m. ET (7:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 31060455.

International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging and uncoated papers, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs approximately 70,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2013 were $29 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through a joint venture; (vii) the receipt of governmental and other approvals and favorable rulings associated with the agreed-upon transaction combining xpedx with Unisource, the successful fulfillment or waiver of all other closing conditions for such a transaction without unexpected delays or conditions, and the successful closing of such a transaction within the estimated timeframe; and (viii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele

Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2013		2012		2013		2013		2012
Net Sales	$7,249		$7,075		$7,406		$29,080		$27,833

Costs and Expenses
Cost of products sold	5,276		5,193		5,313		21,223	(o)	20,587	(w)
Selling and administrative expenses	551	(a)	578	(g)	572	(k)	2,205	(p)	2,092	(x)
Depreciation, amortization and cost of timber harvested	371		375		401		1,547	(q)	1,486
Distribution expenses	423		413		438		1,732		1,611
Taxes other than payroll and income taxes	42		42		47		185		166
Restructuring and other charges	79	(b)	21	(h)	76	(l)	210	(r)	109	(y)
Impairment of goodwill and other intangibles	527	(c)	—		—		527	(c)	—
Net losses on sales and impairments of businesses	2	(d)	(3)	(i)	1	(m)	3	(s)	86	(z)
Net bargain purchase gain on acquisition of business	—		—		—		(13)	(t)	—
Interest expense, net	133		169		147		612	(u)	672

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	(155)	(a-d)	287	(g-i)	411	(k-m)	849	(c,o-u)	1,024	(w-z)
Income tax provision (benefit)	(589)	(e)	74	(j)	41	(n)	(523)	(v)	331	(j)
Equity earnings (loss), net of taxes	(9)		9		16		(39)		61

Earnings From Continuing Operations	425	(a-e)	222	(g-j)	386	(k-n)	1,333	(c,o-v)	754	(j,w-z)
Discontinued operations, net of taxes	5		10		(10)		45		45

Net Earnings	$430	(a-e)	$232	(g-j)	$376	(k-n)	$1,378	(c,o-v)	$799	(j,w-z)
Less: Net earnings (loss) attributable to noncontrolling interests	(6)	(f)	(3)		(6)		(17)	(f)	5

Net Earnings Attributable to International Paper Company	$436	(a-f)	$235	(g-j)	$382	(k-n)	$1,395	(c,f,o-v)	$794	(j,w-z)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.98	(a-f)	$0.52	(g-j)	$0.88	(k-n)	$3.05	(c,f,o-v)	$1.72	(j,w-z)
Discontinued operations	0.01		0.02		(0.02)		0.10		0.10

Net earnings	$0.99	(a-f)	$0.54	(g-j)	$0.86	(k-n)	$3.15	(c,f,o-v)	$1.82	(j,w-z)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.97	(a-f)	$0.51	(g-j)	$0.87	(k-n)	$3.01	(c,f,o-v)	$1.70	(j,w-z)
Discontinued operations	0.01		0.02		(0.02)		0.10		0.10

Net earnings	$0.98	(a-f)	$0.53	(g-j)	$0.85	(k-n)	$3.11	(c,f,o-v)	$1.80	(j,w-z)

Average Shares of Common Stock Outstanding - Diluted	445.3		441.5		449.7		448.1		440.2

Cash Dividends Per Common Share	$0.3500		$0.3000		$0.3000		$1.2500		$1.0875

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$431	(a-f)	$225	(g-j)	$392	(k-n)	$1,350	(c,f,o-v)	$749	(j,w-z)
Discontinued operations, net of tax	5		10		(10)		45		45

Net Earnings	$436	(a-f)	$235	(g-j)	$382	(k-n)	$1,395	(c,f,o-v)	$794	(j,w-z)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $12 million ($7 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(b)	Includes a pre-tax charge of $67 million ($41 million after taxes) for costs associated with the announced shutdown of our Courtland mill, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with the announced spin-off of the xpedx operations, a pre-tax charge of $4 million ($3 million after taxes) for costs associated with the restructuring of the Asia Box operations, and a net pre-tax loss of $0 million ($1 million after taxes) for other items.
(c)	Includes a pre-tax charge of $400 million ($366 million after taxes) for the impairment of goodwill in the Company’s xpedx business and a pre-tax charge of $127 million ($122 million after taxes) for the impairment of goodwill and a trade name intangible asset of the Company’s India Papers business.
(d)	Includes a pre-tax charge of $2 million ($1 million after taxes) for an adjustment associated with the Company’s divestiture of the Shorewood operations.
(e)	Includes a tax benefit of $651 million associated with the closing of a U.S. federal tax audit and a net tax benefit of $3 million for other items.
(f)	Includes pre-tax noncontrolling interest income of $4 million ($3 million after taxes) associated with the write-off of a trade name intangible asset in our India Papers business.
(g)	Includes a pre-tax charge of $28 million ($19 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(h)	Includes a pre-tax charge of $9 million ($6 million after taxes) for debt extinguishment costs, a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, and pre-tax charges of $5 million ($4 million after taxes) for other items.
(i)	Includes a gain of $2 million (before and after taxes) for proceeds associated with the 2010 sale of the Arizona Chemical business, a gain of $2 million (before and after taxes) for the sale of the Company’s Shorewood operations, and a charge of $1 million (before and after taxes) for costs associated with the divestiture of three containerboard mills in 2012.
(j)	Includes a net expense of $14 million related to internal restructurings, and a $5 million expense to adjust deferred tax assets related to post-retirement prescription drug coverage (Medicare Part D reimbursements).
(k)	Includes a pre-tax charge of $24 million ($15 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(l)	Includes a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the announced shutdown of our Courtland mill, a pre-tax charge of $15 million ($9 million after taxes) for debt extinguishment costs, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $11 million ($7 million after taxes) for costs associated with the announced spin-off of the xpedx operations, a pre-tax gain of $9 million ($6 million after taxes) associated with the sale of the Bellevue box plant facility which was closed in 2010, and charges of $2 million (before and after taxes) for other items.
(m)	Includes a pre-tax charge of $1 million ($0 million after taxes) for costs associated with the divestiture of three containerboard mills in 2012.
(n)	Includes a tax benefit of $31 million for an income tax reserve release. In addition, the third quarter tax rate includes a $30 million benefit related to the adjustment of the tax basis in certain of the Company’s fixed assets.
(o)	Includes a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(p)	Includes a pre-tax charge of $62 million ($38 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(q)	Includes a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value.
(r)	Includes a pre-tax charge of $118 million ($72 million after taxes) for costs associated with the announced shutdown of our Courtland mill, a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $45 million ($28 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, a pre-tax charge of $25 million ($16 million after taxes) for debt extinguishment costs, a pre-tax charge of $32 million ($19 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $22 million ($14 million after taxes) for costs associated with the announced spin-off of the xpedx operations, and a net pre-tax gain of $2 million (a loss of $1 million after taxes) for other items.
(s)	Includes a pre-tax charge of $1 million ($0 million after taxes) for costs associated with the divestiture of three containerboard mills in 2012 and a pre-tax charge of $2 million ($1 million after taxes) for an adjustment associated with the Company’s divestiture of the Shorewood operations.
(t)	Includes a gain of $13 million (before and after taxes) related to a bargain purchase adjustment on the first-quarter 2013 acquisition of a majority share of our operations in Turkey.
(u)	Includes interest income of $6 million ($4 million after taxes) related to the closing of a U.S. federal income tax audit.
(v)	Includes a tax benefit of $744 million associated with the closings of U.S. federal tax audits, a tax benefit of $31 million for an income tax reserve release, and a net tax benefit of $1 million for other items. In addition, the first quarter tax rate includes a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 in January 2013 and the third quarter tax rate includes a $30 million benefit related to the adjustment of the tax basis in certain of the Company’s fixed assets.
(w)	Includes a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value and a charge of $5 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(x)	Includes a pre-tax charge of $164 million ($108 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(y)	Includes a pre-tax charge of $48 million ($30 million after taxes) for debt extinguishment costs, a pre-tax charge of $44 million ($28 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $17 million ($12 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in Europe, and net pre-tax charges of $0 million ($4 million after taxes) for other items.
(z)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $29 million ($55 million after taxes) for costs associated with the containerboard mill divestitures, a gain of $2 million (before and after taxes) for proceeds associated with the 2010 sale of the Arizona Chemical business, a gain of $2 million (before and after taxes) for the sale of the Company’s Shorewood operations, and a pre-tax gain of $1 million ($2 million after taxes) for other items.

International Paper Company

Reconciliation of Operating Earnings to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended December 31,			Three Months Ended September 30,		Twelve Months Ended December 31,
	2013	2012		2013		2013	2012
Operating Earnings	$367	$305		$471		$1,418	$1,167
Non-Operating Pension	(47)	(31)		(48)		(197)	(113)
Special Items	111 (a)	(49	) (b)	(31	) (c)	129 (d)	(305	) (e)

Earnings from Continuing Operations	431	225		392		1,350	749
Discontinued operations	5	10		(10)		45	45

Net Earnings as Reported	$436	$235		$382		$1,395	$794

	Three Months Ended December 31,			Three Months Ended September 30,		Twelve Months Ended December 31,
	2013	2012		2013		2013	2012
Diluted Earnings per Common Share
Operating Earnings Per Share	$0.83	$0.69		$1.05		$3.16	$2.65
Non-Operating Pension	(0.11)	(0.07)		(0.11)		(0.44)	(0.26)
Special Items	0.25	(0.11)		(0.07)		0.29	(0.69)

Continuing Operations	0.97	0.51		0.87		3.01	1.70
Discontinued operations	0.01	0.02		(0.02)		0.10	0.10

Diluted Earnings per Common Share as Reported	$0.98	$0.53		$0.85		$3.11	$1.80

Notes:

(a)	See footnotes (a) - (f) on the Consolidated Statement of Operations
(b)	See footnotes (g) - (j) on the Consolidated Statement of Operations
(c)	See footnotes (k) - (n) on the Consolidated Statement of Operations
(d)	See footnotes (c), (f) and (o) - (v) on the Consolidated Statement of Operations
(e)	See footnotes (j), and (w) - (z) on the Consolidated Statement of Operations
(1)	The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2013		2012		2013		2013		2012
Industrial Packaging	$3,715		$3,380		$3,755		$14,810		$13,280
Printing Papers	1,570		1,580		1,555		6,205		6,230
Consumer Packaging	865		815		885		3,435		3,170
Distribution	1,415		1,530		1,445		5,650		6,040
Corporate and Inter-segment Sales	(316)		(230)		(234)		(1,020)		(887)

Net Sales	$7,249		$7,075		$7,406		$29,080		$27,833

Operating Profit by Industry Segment
	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2013		2012		2013		2013		2012
Industrial Packaging	$473	(1)	$336	(5)	$499	(1)	$1,801	(1)	$1,066 (5)
Printing Papers	(47)	(2)	147		93	(2)	271	(2)	599
Consumer Packaging	30	(3)	41	(6)	73		161	(3)	268 (6)
Distribution	(397)	(4)	4	(7)	13	(4)	(389)	(4)	22 (7)

Operating Profit	59		528		678		1,844		1,955

Interest expense, net	(133)		(169)		(147)		(612)	(8)	(672)
Noncontrolling interest/equity earnings adjustment (9)	—		(8)		(3)		1		—
Corporate items, net	6		(15)		(13)		(29)		(51)
Restructuring and other charges	(9)		(11)		(26)		(32)		(51)
Net gains (losses) on sales and impairment of business	—		2		—		—		2
Non-operating pension expense	(78)		(40)		(78)		(323)		(159)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$(155)		$287		$411		$849		$1,024

Equity Earnings in Ilim Holdings S.A., Net of Taxes	$(12)		$8		$11		$(46)		$56

(1)	Includes charges of $12 million and $24 million for the three months ended December 31, 2013 and September 30, 2013, respectively, and a charge of $62 million for the twelve months ended December 31, 2013 for integration costs associated with the acquisition of Temple-Inland, gains of $14 million for the twelve months ended December 31, 2013 for a bargain purchase adjustment on the first quarter 2013 acquisition of a majority share of our operations in Turkey, a gain of $9 million for the three months ended September 30, 2013 and the twelve months ended December 31, 2013 related to the sale of the box plant facility in Bellevue, Washington, charges of $4 million for the three months and twelve months ended December 31, 2013 for costs associated with the restructuring of the Asia Box operations, and a net gain of $3 million and charges of $3 million for the three months ended December 31, 2013 and September 30, 2013, respectively, and a net charge of $5 million for the twelve months ended December 31, 2013 for other items.
(2)	Includes charges of $67 million and $51 million for the three months ended December 31, 2013 and September 30, 2013, respectively, and a charge of $118 million for the twelve months ended December 31, 2013 for costs associated with the announced shutdown of our Courtland mill, and charges of $127 million, partially offset by $4 million of noncontrolling interest income, for the three months and twelve months ended December 31, 2013 for the impairment of goodwill and a trade name intangible asset of the Company’s India Papers business.
(3)	Includes charges of $45 million for the twelve months ended December 31, 2013 for costs associated with the permanent shutdown of a paper machine at our Augusta mill, and charges of $2 million for the three months and twelve months ended December 31, 2013 for costs associated with the divestiture of the Shorewood business.
(4)	Includes charges of $2 million and $6 million for the three months ended December 31, 2013 and September 30, 2013, respectively, and a charge of $32 million for the twelve months ended December 31, 2013 for costs associated with the restructuring of the Company’s xpedx operation, and a charge of $400 million for the three months and twelve months ended December 31, 2013 for the impairment of goodwill in the Company’s xpedx business.
(5)	Includes charges of $28 million and $164 million for the three months and twelve months ended December 31, 2012 for integration costs associated with the Temple-Inland acquisition, charges of $1 million and $29 million for the three months and twelve months ended December 31, 2012 for costs associated with the divestiture of three containerboard mills, charges of $1 million and $17 million for the three months and twelve months ended December 31, 2012 for costs associated with the restructuring of our Packaging business in Europe, a charge of $62 million for the twelve months ended December 31, 2012 to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value, a charge of $20 million for the twelve months ended December 31, 2012 related to the write-up of the Temple-Inland inventory to fair value, and a charge of $2 million and a gain of $3 million for the three months and twelve months ended December 31, 2012, respectively, for other items.
(6)	Includes gains of $2 million and $3 million for the three months and twelve months ended December 31, 2012 for adjustments related to the sale of the Shorewood business.
(7)	Includes charges of $7 million and $49 million for the three months and twelve months ended December 31, 2012 for costs associated with the restructuring of the Company’s xpedx operation.
(8)	Includes a gain of $6 million for interest related to the settlement of an IRS tax audit.
(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended December 31, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$486	$143	$32	$5	$666
Special Items (a)	(13)	(190)	(2)	(402)	(607)

Operating Profit as Reported	$473	$(47)	$30	$(397)	$59

	Three Months Ended December 31, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$368	$147	$39	$11	$565
Special Items (b)	(32)	—	2	(7)	(37)

Operating Profit as Reported	$336	$147	$41	$4	$528

	Three Months Ended September 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$517	$144	$73	$19	$753
Special Items (a)	(18)	(51)	—	(6)	(75)

Operating Profit as Reported	$499	$93	$73	$13	$678

	Twelve Months Ended December 31, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$1,849	$512	$208	$43	$2,612
Special Items (a)	(48)	(241)	(47)	(432)	(768)

Operating Profit as Reported	$1,801	$271	$161	$(389)	$1,844

	Twelve Months Ended December 31, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$1,355	$599	$265	$71	$2,290
Special Items (b)	(289)	—	3	(49)	(335)

Operating Profit as Reported	$1,066	$599	$268	$22	$1,955

(a)	See footnotes (1) - (4) on Sales and Earnings by Industry Segment
(b)	See footnotes (5) - (7) on Sales and Earnings by Industry Segment

(1)	The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	The Company has substantially completed its land sales and earnings for future land sales are expected to be insignificant. Beginning in 2011, Forest Products is no longer reported as a separate industry segment.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended Dec 31,		Three Months Ended Sept 30, 2013	Twelve Months Ended Dec 31,
	2013	2012		2013	2012
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (2)	2,556	2,602	2,609	10,393	10,523
Containerboard (2)	753	828	801	3,273	3,228
Recycling	615	595	603	2,379	2,349
Saturated Kraft	38	36	49	176	166
Gypsum /Release Kraft (2)	44	38	47	157	127
Bleached Kraft	22	29	39	132	114
European Industrial Packaging (3)	346	262	325	1,342	1,032
Asian Box	104	103	111	416	410
Brazilian Packaging (4)	89	0	85	297	0

Industrial Packaging	4,567	4,493	4,669	18,565	17,949

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	604	627	650	2,508	2,617
European & Russian Uncoated Papers	386	338	359	1,413	1,286
Brazilian Uncoated Papers	319	306	288	1,150	1,165
Indian Uncoated Papers	62	61	53	232	246

Uncoated Papers	1,371	1,332	1,350	5,303	5,314

Market Pulp (5)	439	438	413	1,711	1,593

Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	368	368	409	1,556	1,507
European Coated Paperboard	87	94	87	355	372
Asian Coated Paperboard	367	340	365	1,430	1,059

Consumer Packaging	822	802	861	3,341	2,938

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes Temple-Inland volumes from date of acquisition in February 2012.
(3)	Includes volumes for Turkish box plants beginning in Q1 2013 when a majority ownership was acquired
(4)	Includes volumes for Brazil Packaging from date of acquisition in mid-January 2013
(5)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	December 31, 2013	December 31, 2012
Assets

Current Assets
Cash and Temporary Investments	$1,802	$1,302
Accounts and Notes Receivable, Net	3,756	3,562
Inventories	2,825	2,730
Deferred Income Tax Assets	302	323
Assets held for sale	—	759
Other	340	229

Total Current Assets	9,025	8,905

Plants, Properties and Equipment, Net	13,672	13,949
Forestlands	557	622
Investments	733	887
Financial Assets of Special Purpose Entities	2,127	2,108
Goodwill	3,987	4,315
Deferred Charges and Other Assets	1,427	1,367

Total Assets	$31,528	$32,153

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$661	$444
Liabilities held for sale	—	44
Accounts Payable and Accrued Liabilities	4,466	4,510

Total Current Liabilities	5,127	4,998

Long-Term Debt	8,827	9,696
Nonrecourse Financial Liabilities of Special Purpose Entities	2,043	2,036
Deferred Income Taxes	3,765	3,026
Pension Benefit Obligation	2,205	4,112
Postretirement and Postemployment Benefit Obligation	412	473
Other Liabilities	702	1,176
Mezzanine Noncontrolling Interest	163	—

Equity
Invested Capital	3,659	2,642
Retained Earnings	4,446	3,662

Total Shareholders’ Equity	8,105	6,304

Noncontrolling interests	179	332

Total Equity	8,284	6,636

Total Liabilities and Equity	$31,528	$32,153

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Twelve Months Ended December 31,
	2013	2012
Operating Activities
Net earnings	$1,378	$799
Discontinued operations, net of taxes and noncontrolling interests	(45)	(45)

Earnings from continuing operations	$1,333	$754
Depreciation, amortization and cost of timber harvested	1,547	1,486
Deferred income tax expense (benefit), net	146	204
Restructuring and other charges	210	109
Pension plan contribution	(31)	(44)
Net (gains) losses on sales and impairments of businesses	3	86
Net bargain purchase gain on acquisition of business	(13)	—
Equity (earnings) loss, net	39	(61)
Periodic pension expense, net	545	342
Release of tax reserves	(775)	—
Impairment of goodwill and other intangible assets	527	—
Other, net	(47)	—
Changes in current assets and liabilities
Accounts and notes receivable	(134)	377
Inventories	(114)	(28)
Accounts payable and accrued liabilities	(110)	(273)
Interest payable	(57)	30
Other	(71)	(22)

Cash Provided By (Used For) Operations - Continuing Operations	2,998	2,960
Cash Provided By (Used For) Operations - Discontinued Operations	30	7

Cash Provided By (Used For) Operations	3,028	2,967

Investment Activities
Invested in capital projects - continuing operations	(1,198)	(1,383)
Acquisitions, net of cash acquired	(505)	(3,734)
Proceeds from divestitures	726	474
Equity investment in Ilim	—	(45)
Proceeds from sale of fixed assets	65	—
Other	84	(80)

Cash Provided By (Used For) Investment Activities - Continuing Operations	(828)	(4,768)
Cash Provided By (Used For) Investment Activities - Discontinued Operations	1	(90)

Cash Provided By (Used For) Investment Activities	(827)	(4,858)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(512)	(35)
Issuance of common stock	298	108
Issuance of debt	241	2,132
Reduction of debt	(845)	(2,488)
Change in book overdrafts	(123)	11
Dividends paid	(554)	(476)
Redemption of preferred securities	(150)	—
Other	(43)	(47)

Cash Provided By (Used for) Financing Activities	(1,688)	(795)

Effect of Exchange Rate Changes on Cash	(13)	(6)

Change in Cash and Temporary Investments	500	(2,692)
Cash and Temporary Investments
Beginning of the period	1,302	3,994

End of the period	$1,802	$1,302